Exhibit 10.14

OPERATING AGREEMENT

This Operating Agreement (the “Agreement”) is entered into by and among the following parties effective as of July 3, 2009.

Party A:	Tri-Tech (Beijing) Co., Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (“PRC”). Registered Address: Room 1102 Beiguang Plaza, No. 23 Huangsi Avenue, Xicheng District, Beijing, PRC.
Business Address: Room 5D, Section A Building 2 of Jinyuanshidai Business Center, No. 2 East Landianchang Road, Haidian District, Beijing, PRC.

Party B:	Beijing Yanyu Water Tech Co., Ltd., a limited liability company duly established and valid existing under the laws of the PRC.
Registered Address: Room 518, 5th Floor, South Building, No. A3 Cuiwei Road, Wanshou Road Street, Haidian District, Beijing, PRC.

Party C:	(1) ZHANG Shu, a citizen of the PRC
ID No. 230603197109030024
Address: Room 502, Unit 1, No. 2-17, Xinghua Avenue, Longfeng District, Daqing City, Heilongjiang Province, PRC.

(2) DONG Pengyu, a citizen of the PRC.
ID No. 320103196805232017
Address: Room 201, Unit 1, No. 20, West Xuanwu Avenue, Xuanwu District, Beijing, PRC.

(3) WANG Yanmin, a citizen of the PRC.
ID No. 110105195401292127
Address: Room 9, Unit 1, Building 18, Block 12, Heping Street, Chaoyang District, Beijing, PRC.

(4) SU Guiying, a citizen of the PRC.
ID No. 110108195012175487
Address: Room 602, Building 12, No. 20, Chegongzhuangxi Road, Haidian District, Beijing, PRC.

(5) MA Jifeng, a citizen of the PRC.
ID No. 110102195205242334
Address: Room 601, Unit 6, Building 1, No. 2, Sanlihe Zone 1, Xicheng District, Beijing, PRC.

(6) XU Peiliang, a citizen of the PRC.
ID No. 110108193602171815
Address: Room 210, Dormitory 311, Yanbeiyuan, Beijing Unversity, Haidian District, Beijing, PRC.

(7) MIAO Haitao, a citizen of the PRC.
ID No. 110108196109116031
Address: Room 603, Unit 1, Building 10, Puhuibeili, Haidian District, Beijing, PRC.

(8) WANG Ziqiang, a citizen of the PRC.
ID No. 110106196807243350
Address: No. 59, Donghuamen Avenue, Dongcheng District, Beijing, PRC.

(9) GUO Song, a citizen of the PRC.
ID No. 110224197009160510
Address: Room 302, Unit 1, Building 4, Nanding Village, Fengtai District, Beijing, PRC.

(10) WANG Yi, a citizen of the PRC.
ID No. 11010619701128301X
Address: Room 27, Building 12, Hanzhuangzierli, Fengtai District, Beijing, PRC.

(11) ZHUANG Yongzhen, a citizen of the PRC.
ID No. 110104195301022510
Address: Room 307, Building 6, Jiang’anxi Road, Chaoyang District, Beijing, PRC.

(12) WANG Yiguo, a citizen of the PRC.
ID No. 36040219720421291X
Address: Room 303, Unit 15, Building 7, Jiamingtongcheng Zone 1, No. 86, Beiyuan Road, Chaoyang District, Beijing, PRC.

(13) HU Guizhou, a citizen of the PRC.
ID No. 340803196507092679
Address: Room.43, Building 11, Shihua Village 2, Daguan District, Anqing City, Anhui Province, PRC.

(14) WANG Jianqiu, a citizen of the PRC.
ID No. 110105196409200818
Address: Room 701, Flat No. 15, Yongding Road, Haidian District, Beijing, PRC.

(15) HUANG Qian, a citizen of the PRC.
ID No. 110101196710092021
Address: Room 102, Unit 3, Building 17, Block 3, Anzhenli, Chaoyang District, Beijing, PRC.

(16) JIA Hui, a citizen of the PRC.
ID No. 51112519640703401X
Address: Room 2605, Building 16, No. 172, Beiyuan Road, Chaoyang District, Beijing, PRC.

(17) DENG Dunxia, a citizen of the PRC.
ID No. 370503195903270013
Address: Room 806, Building 22, No. 77, Beisanhuanzhong Road, Haidian District, Beijing, PRC.

(18) LIU Niya, a citizen of the PRC.
ID No. 37070219701216136X
Address: Room 1008, Suite C, Jiarunhuayuan, Chaoyang District, Beijing, PRC.

(The eighteen persons aforementioned are collectively referred to as “Party C”)

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC law, which has the technology expertise, practical experience and professional technicians to provide consulting services in the water resources technology industry;

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC law;

3.	Party C is the shareholder of Party B, who collectively owns 92.86% of the equity interests of Party B;

4.	Party A has established a business relationship with Party B by entering into the “Exclusive Technical Consulting Service Agreement” (the “Service Agreement”);

5.	Pursuant to the Service Agreement, Party B pays a certain amount of money to Party A. However, the relevant payable account has not been paid yet and the daily operations of Party B will have a material effect on its ability to pay such payable account to Party A;

6.	The Parties desire to enter into this Agreement to provide for Party A’s guarantee of expenses and losses of Party B and clarify matters in connection with Party B’s operation.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1.	Party A agrees, subject to the satisfaction of the relevant provisions by Party B herein, to serve as guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as the counter-guarantee, to pledge the receivable account in its operation and the whole assets of its company to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B’s counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Party B and Party C shall take all necessary actions (including but not limited to execute relevant documents and transact relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.	In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholder, Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or operation (excluding business contracts entered into in the ordinary course of Party B’s regular operations and the lien obtained by relevant counter parties due to such agreements) unless Party A provides its prior written consent. Such transactions shall include, but not be limited to, the following matters:

2.1	borrowing money from any third party or assume any debt;

2.2	selling to or acquiring from any third party any asset or right, including but not limited to any intellectual property right;

2.3	providing any real guarantee for any third party with its assets or intellectual property rights; or

2.4	assigning to any third party its business agreements.

3.	In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholder Party C hereby jointly agree to accept, from time to time, the corporate policy advice and guidance provided by Party A in connection with company’s daily operating and financial management and the employment and dismissal of the company’s employees.

4.

Party B together with its shareholder Party C hereby jointly agree that Party C shall cooperate to appoint the persons recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint such other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

5.	Party B together with its shareholder Party C hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.	In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

7.	Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.	If any clause hereof is judged as invalid or non-enforceable according to applicable laws, such clause shall be deemed invalid only within the applicable area of the laws and without affecting other clauses hereof in any way.

9.	Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.	All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties except under the following conditions: (a) such documents are known or shall be known by the public (other than when the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of a stock exchange with jurisdiction; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, provided such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive the termination of, amendment of, cancellation of or inability to perform this Agreement.

11.	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.	The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC then in effect. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14.	The parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein.

15.	The term of this agreement is twenty-five (25) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended at Party A’s written request prior to the expiration of this Agreement for additional terms of twenty-five (25) years each. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.	This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

17.	This Agreement may be signed in one or more original or facsimile copies.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

Operating Agreement – Yanyu – Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Tri-Tech (Beijing) Co., Ltd. (seal)

By:	/s/ Zhao Wan Zong
Name:
Its:

Party B: Beijing Yanyu Water Tech Co. Ltd., (seal)

By:	/s/ Hu Guizhou
Name:	Hu Guizhou
Its:

Party C:

/s/ ZHANG Shu
ZHANG Shu

/s/ DONG Pengyu
DONG Pengyu

/s/ WANG Yanmin
WANG Yanmin

/s/ SU Guiying
SU Guiying

/s/ MA Jifeng
MA Jifeng

/s/ XU Peiliang
XU Peiliang

/s/ MIAO Haitao
MIAO Haitao

/s/ WANG Ziqiang
WANG Ziqiang

/s/ GUO Song
GUO Song

WANG Yi
WANG Yi

/s/ ZHUANG Yongzhen
ZHUANG Yongzhen

/s/ WANG Yiguo
WANG Yiguo

/s/ HU Guizhou
HU Guizhou

/s/ WANG Jianqiu
WANG Jianqiu

/s/ HUANG Qian
HUANG Qian

/s/ JIA Hui
JIA Hui

/s/ DENG Dunxia
DENG Dunxia

/s/ LIU Niya
LIU Niya